      As filed with the Securities and Exchange Commission on May 19, 2000
                                                           Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                          AFTERMARKET TECHNOLOGY CORP.
             (Exact Name of Registrant as Specified in its Charter)

                DELAWARE                                       95-4486486
      (State or Other Jurisdiction                          (I.R.S. Employer
   of Incorporation or Organization)                     Identification Number)

    ONE OAK HILL CENTER - SUITE 400                               60559
              WESTMONT, IL                                     (Zip Code)
(Address of Principal Executive Offices)

                          AFTERMARKET TECHNOLOGY CORP.
                            2000 STOCK INCENTIVE PLAN
                            (Full Title of the Plan)

                            JOSEPH SALAMUNOVICH, ESQ.
                  VICE PRESIDENT, SECRETARY AND GENERAL COUNSEL
                          AFTERMARKET TECHNOLOGY CORP.
                        ONE OAK HILL CENTER - SUITE 400
                               WESTMONT, IL 60559
                     (Name and Address of Agent for Service)
                                 (630) 455-6000
          (Telephone Number, Including Area Code, of Agent for Service)

                                   -------------

    Copies of all communications, including all communications sent to agent for service, should be sent to:

                                Ronald O. Mueller
                           Gibson, Dunn & Crutcher LLP
                          1050 Connecticut Avenue, N.W.
                              Washington, DC 20036
                                 (202) 955-8500

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=========================================================================================================================
                         CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------------------
                                                                PROPOSED            PROPOSED MAXIMUM           AMOUNT OF
     TITLE OF SECURITIES             AMOUNT TO BE           MAXIMUM OFFERING       AGGREGATE OFFERING        REGISTRATION
       TO BE REGISTERED               REGISTERED            PRICE PER SHARE               PRICE                   FEE
-------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01
per share . . .                       750,000(1)                  N/A                 $8,160,000(2)             $2,154.24
-------------------------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 416(a), this Registration Statement also registers such number of additional securities that may be offered pursuant to the terms of the Aftermarket Technology Corp. 2000 Stock Incentive Plan which provides for a change in the amount or type of securities being offered or issued to prevent dilution as a result of stock splits, stock dividends or similar transactions.

(2) Calculated pursuant to Rule 457(h)(1) and Rule 457(c) based upon the average of the high and low prices of the Common Stock on the Nasdaq National Market on May 16, 2000, which was $10.88.

                                EXPLANATORY NOTE

         This Registration Statement on Form S-8 is being filed by Aftermarket Technology Corp., a Delaware corporation (the "Registrant"), relating to 750,000 shares of the Company's Common Stock, par value $.01 per share (the "Common Stock"), which may be offered and sold pursuant to the Aftermarket Technology Corp. 2000 Stock Incentive Plan (the "Plan").

                                     PART I

                INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS

ITEM 1.           PLAN INFORMATION.

                  Not filed as part of this Registration Statement pursuant to Note to Part 1 of Form S-8.

ITEM 2.           REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

                  Not filed as part of this Registration Statement pursuant to Note to Part 1 of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.           INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents of the Registrant filed or to be filed with the Securities and Exchange Commission (the "Commission") are hereby incorporated in this Registration Statement by reference:

(1) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, filed on March 21, 2000;

(2) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report referred to in (1) above.

(3) The description of the Common Stock set forth in the Registrant's registration statement on Form 8-A, filed with the Commission on November 27, 1996, File No. 000-21803, together with any amendment or report filed with the Commission for the purpose of updating such description; and

(4) All reports and other documents filed by the Registrant subsequent to the date of this Registration Statement pursuant to Sections 13(a) and
         (c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all such securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such reports and documents.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.           DESCRIPTION OF SECURITIES.

                  Not applicable.

ITEM 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL.

                  Certain legal matters with respect to the validity of the Common Stock registered hereby have been passed upon for the Registrant by Joseph Salamunovich, Vice President, Secretary and General Counsel of the Registrant. Mr. Salamunovich is employed by the Registrant, has received under the Plan options to purchase 20,000 shares of Common Stock, and is eligible to receive additional awards under the Plan from time to time in the future.

ITEM 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                  Section 145 of the DGCL makes provision for the indemnification of officers and directors in terms sufficiently broad to indemnify officers and directors of the Company under certain circumstances from liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933. The Company's Certificate of Incorporation and Bylaws provide, in effect, that, to the fullest extent and under the circumstances permitted by Section 145 of the DGCL, the Company will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is a director or officer of the Company or is or was serving at the request of the Company as a director or officer of another corporation or enterprise. The Company may, in its discretion, similarly indemnify its employees and agents. The Certificate of Incorporation relieves its directors from monetary damages to the Company or its stockholders for monetary damages for any breach of their fiduciary duty as directors except (i) for a breach of the duty of loyalty, (ii) for failure to act in good faith, (iii) for intentional misconduct or knowing violation of law, (iv) for willful or negligent violation of certain provisions in the DGCL imposing certain requirements with respect to stock repurchases, redemption and dividends, or
(v) for any transactions from which the director derived an improper personal benefit. Depending upon the character of the proceeding, under Delaware law, the Company may indemnify against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding if the person indemnified acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interest of the Company, and, with respect to any criminal action or proceeding, had no cause to believe his or her conduct was unlawful. To the extent that a director or officer of the Company has been successful in the defense of any action, suit or proceeding referred to above, the Company will be obligated to indemnify him or her against expenses (including attorneys' fees) actually and reasonably incurred in connection therewith.

                  The Company has entered into separate but identical indemnification agreements (the "Indemnification Agreements") with each director and executive officer of the Company. The Indemnification Agreements provide for, among other things, the following: (i) indemnification to the fullest extent permissible by law against any and all expenses (including attorneys' fees and all other costs and obligations of any nature whatever), judgments, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection therewith) of any claim, unless the Company determines that such indemnification is not permitted under applicable law; (ii) the prompt advancement of expenses to the director or officer, including attorneys' fees and all other costs, fees, expenses and obligations paid or incurred in connection with investigating or defending any threatened, pending or completed action, suit or proceeding related to the fact that such director or officer, is or was a director or officer of the Company or is or was serving at the request of the Company as a director, officer, employee, trustee, agent or fiduciary of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, and for repayment to the Company if it is found that such director or officer is not entitled to such indemnification under applicable law; (iii) a mechanism through which the director or officer may seek court relief in the event the Company determines that the director or officer is not permitted to be indemnified under applicable law (and therefore is not entitled to indemnification under the Indemnification Agreement); and (iv) indemnification against expenses (including attorneys'
fees) incurred in seeking to collect from the Company an indemnity claim or advancement of expenses to the extent successful. The Company has purchased a policy of directors' and officers' liability insurance.

ITEM 7.           EXEMPTION FROM REGISTRATION CLAIMED.

                  Not applicable.

ITEM 8.           EXHIBITS.

                  Unless otherwise indicated below as being incorporated by reference to another filing of the Registrant with the Commission, each of the following exhibits is filed herewith:

         5                 Opinion of Joseph Salamunovich, Esq.

         23.1              Consent of Ernst & Young LLP

         23.2 Consent of Joseph Salamunovich, Esq. (filed as part of Exhibit 5).

         24                Power of Attorney (included on signature page)

ITEM 9.           UNDERTAKINGS.

         (1)      The undersigned Registrant hereby undertakes:

                  (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                                    (i) To include any prospectus required by
                           section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                                    (ii) To reflect in the prospectus any facts
                           or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                                    (iii)To include any material information
                           with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  PROVIDED, HOWEVER, that paragraphs (1)(a)(i) and (1)(a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

                  (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                  (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (2) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         (3) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Westmont, Illinois, on this 19th day of May, 2000.

                                     AFTERMARKET TECHNOLOGY CORP.

                                     By: /s/ Joseph Salamunovich
                                         --------------------------------------
                                         Joseph Salamunovich
                                         Vice President, Secretary and
                                         General Counsel


                  KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joseph Salamunovich his or her true and lawful attorney-in-fact and agent, with full power of substitution, for him or her in his or her name, and in any and all capacities, to sign all amendments (including post-effective amendments) to the Registration Statement to which this power of attorney is attached and all subsequently filed registration statements including any amendments thereto, for the same offerings that are to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file all such amendments, registration statements and all exhibits to them and other documents to be filed in connection with them, with the Securities and Exchange Commission.

                  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


       Signature                              Title                              Date
       ---------                              -----                              ----
/s/ Michael T. DuBose          Chairman of the Board, President and           May 19, 2000
-----------------------        Chief Executive Officer (Principal
    Michael T. DuBose                    Executive Officer)


/s/ Barry C. Kohn                     Chief Financial Officer                 May 19, 2000
-----------------------              (Principal Financial and
    Barry C. Kohn                       Accounting Officer)



/s/ Robert Anderson                          Director                         May 19, 2000
-----------------------
    Robert Anderson


/s/ Richard R. Crowell                       Director                         May 19, 2000
-----------------------
    Richard R. Crowell

                                       II-5


/s/ Dale F. Frey                             Director                         May 19, 2000
-----------------------
    Dale F. Frey


/s/ Mark C. Hardy                            Director                         May 19, 2000
-----------------------
    Mark C. Hardy


/s/ Michael J. Hartnett                      Director                         May 19, 2000
-----------------------
    Michael J. Hartnett


/s/ Gerald L. Parsky                         Director                         May 19, 2000
-----------------------
    Gerald L. Parsky


/s/ Richard K. Roeder                        Director                         May 19, 2000
-----------------------
    Richard K. Roeder


/s/ William A. Smith                         Director                         May 19, 2000
-----------------------
    William A. Smith


/s/ J. Richard Stonesifer                    Director                         May 19, 2000
---------------------------
    J. Richard Stonesifer

                                       II-6

                                  EXHIBIT INDEX

Exhibit                          Description
Number                           -----------
-------

   5              Opinion of Joseph Salamunovich, Esq.
   23.1           Consent of Ernst & Young LLP
   23.2           Consent of Joseph Salamunovich, Esq. (filed as part
                  of Exhibit 5).
   24             Power of Attorney (included on signature page)